	Investor Contact:	Teri L. Miller
(954) 308-7639
terilmiller@sfngroup.com

FOR IMMEDIATE RELEASE	Media Contact:	Lesly Cardec
(800) 422-3819
leslycardec@sfngroup.com

SFN GROUP ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS

            FORT LAUDERDALE, Fla., July 28, 2010 — SFN Group Inc. (NYSE: SFN) today announced financial results for the second quarter ended June 27, 2010.

SFN Group president and CEO Roy Krause commented, “I am pleased with our performance in the second quarter.  The Company experienced increased demand across all skills and services.  Adjusted EBITDA improved again this quarter to 2.9% of revenues as volume increases, margin improvements and effective cost management all contributed to the improved operating leverage.”

FINANCIAL HIGHLIGHTS

•         Second quarter 2010 revenues were $514 million compared with $409 million last year.

•         Earnings from continuing operations in the second quarter were $2.9 million, or $0.05 per share, compared with earnings of $0.4 million, or $0.01 per share, in the prior year.

•         Adjusted earnings from continuing operations (defined below) in the second quarter were $3.5 million, or $0.06 per share, compared with adjusted earnings from continuing operations in the same prior year period of $0.6 million, or $0.01 per share.

•         Adjusted EBITDA (defined below) in the second quarter was $14.7 million, or 2.9% of revenues, compared with $9.4 million, or 2.3% of revenues, in the prior year.

•         Total debt was $45.2 million at the end of the second quarter.  Availability under the credit facility was $104.8 million as of the end of the quarter.

Krause continued, "Industry trends continue to be positive and we are optimistic about the second half of 2010 as clients increasingly recognize the value of our services in this uneven economic recovery.  The market opportunity for our business is strong and our strategy is aligned with capitalizing on those opportunities.  We are executing our strategy and continued economic improvement coupled with our operating effectiveness is allowing us to deliver improving financial results, including expanded adjusted EBITDA margins.”

SECOND QUARTER OPERATING PERFORMANCE

In the second quarter, Professional Services revenues were up 36.7% compared with the same prior year period.  Professional Services represented 48.7% of total Company revenues and experienced increases due to the first quarter Tatum LLC acquisition and growth in all skills and services.  Gross profit margin of 25.6% is down 50 basis points from the same period last year, but up significantly from the first quarter 2010.  Segment operating profit was $8.6 million in the second quarter or 3.5% of revenues, compared with $7.6 million or 4.2% in the prior year.

Staffing Services revenues increased 16.6% year over year in the second quarter compared with the same period last year.  Gross profit increased 17.3% and gross profit margins were about flat compared with last year at 15.7% of revenues.  SG&A increased modestly compared with the prior year, allowing segment operating profit to increase to $4.7 million or 1.8% of revenues, compared with a loss of $0.3 million, or (0.1%) of revenues, last year.

OTHER ITEMS

            The Company recorded restructuring and other charges during the quarter of $1.0 million ($0.6 million after-tax or $0.01 per share) related to the acquisition of Tatum.

OUTLOOK

Revenues in the first three weeks of July were approximately $8.4 million per billable day.  Based on these trends, we expect third quarter year over year growth rates to be consistent with growth rates in the second quarter 2010.  We will continue to invest in sales and recruiting staff to take advantage of the improving market and will manage those investments toward a goal of achieving full year 2010 adjusted EBITDA of 2.75% to 3.0%, an improvement from the adjusted full year EBITDA of 2.0% achieved in 2009.

INVITATION TO CONFERENCE CALL

Management will host its conference call on July 29, 2010 at 9:00 a.m. Eastern time to discuss information contained in this release.  The call may be accessed in one of the following ways:

Via the Telephone:

Please dial 1-(800) 230-1093

The conference call leader is Roy Krause

The pass code: SFN Group Second Quarter Earnings Call

Via the Internet:

You may access the call via the Internet through the Company’s Web site: www.sfngroup.com.

Replay:

A replay of the call will be available one hour after the live call has ended. You may listen to the replay of the call over the Internet through www.sfngroup.com.

ABOUT SFN GROUP, Inc.

SFN Group (NYSE:SFN) is a strategic workforce solutions company that provides professional services and general staffing to help businesses more effectively source, deploy and manage people and the work they do.  As an industry pioneer, SFN Group has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs for more than 60 years.

With approximately 550 locations in the United States and Canada, SFN delivers strategic workforce solutions that improve business performance.  From outsourcing to technology to professional services to staffing, SFN delivers the best combination of people, performance and service to improve the way work gets done.  It provides its services to approximately 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations.  The company employs more than 160,000 people annually through its network and is one of North America’s largest employers. SFN provides its solutions through a family of specialized businesses:  Technisource, Tatum, The Mergis Group, Todays Office Professionals, SourceRight Solutions and Spherion Staffing Services.  To learn more, visit www.sfngroup.com.

            This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry and we may be unable to compete successfully against existing or new competitors; Economic conditions – if the current economic downturn continues for a significant period or there is further deterioration in the economy, we could experience lower demand from customers and lower revenues; Government Regulation - government regulation may significantly increase our costs, including payroll-related costs and unemployment taxes; Third-Party Vendor Managers – providing our services through third-party vendor managers may expose us to financial losses; Customers – a loss of customers may result in a material impact on our results of operations; Debt and debt compliance – market conditions and failure to meet certain covenant requirements could impact the amount of availability we may borrow under our revolving lines of credit and the cost of our borrowings; Business strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain customer contracts contain termination provisions and pricing risks that could decrease revenues, profitability and cash flow; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions – acquisitions could have a material adverse effect on our financial condition, results of operation and cash flows; Business interruptions – business interruptions could have an adverse affect on our operations; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Litigation – we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; and International operations – we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly. These and additional factors discussed in this release and in SFN’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

SFN Group Inc. prepares its financial statements in accordance with generally accepted accounting principles (GAAP).   Adjusted earnings (loss) from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related items.  Items excluded from the calculation of adjusted earnings (loss) from continuing operations include restructuring and other charges related to acquisition transaction and integration expenses and cost reduction initiatives.  Adjusted EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, restructuring and other charges, taxes, depreciation and amortization from earnings (loss) from continuing operations.  Adjusted earnings (loss) and adjusted EBITDA from continuing operations are key measures used by management to evaluate its operations.  Adjusted earnings (loss) and adjusted EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to net earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

SFN GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	June 27, 2010	June 28, 2009
Revenues(1)	$513,963	$409,127
Cost of services	408,571	325,977
Gross profit(2)	105,392	83,150
Selling, general and administrative expenses	95,610	78,832
Amortization of intangibles	2,116	1,625
Interest expense	1,688	727
Interest income	(27)	(37)
Restructuring and other charges	974	374
	100,361	81,521

Earnings from continuing operations before income taxes	5,031	1,629
Income tax expense	(2,151)	(1,226)

Earnings from continuing operations	2,880	403
Loss from discontinued operations, net of tax	(160)	(116)
Net earnings	$2,720	$287

Earnings per share, Basic and Diluted:
Earnings from continuing operations	$0.05	$0.01
Loss from discontinued operations	-	-
	$0.05	$0.01

Weighted-average shares used in computation of earnings per share:
Basic	52,600	52,030
Diluted	54,833	53,528

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SFN GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Six Months Ended
	June 27,	June 28,
	2010	2009
Revenues(1)	$977,090	$835,049
Cost of services	787,438	668,798
Gross profit(2)	189,652	166,251
Selling, general and administrative expenses	180,303	166,463
Amortization of intangibles	4,023	3,255
Interest expense	3,149	1,485
Interest income	(58)	(90)
Restructuring and other charges	3,302	4,173
	190,719	175,286

Loss from continuing operations before income taxes	(1,067)	(9,035)
Income tax benefit	771	2,985

Loss from continuing operations	(296)	(6,050)
Loss from discontinued operations, net of tax	(160)	(399)
Net loss	$(456)	$(6,449)

Loss per share, Basic and Diluted:(3)
Loss earnings from continuing operations	$(0.01)	$(0.12)
Loss from discontinued operations	-	(0.01)
	$(0.01)	$(0.12)

Weighted-average shares used in computation of loss per share:
Basic	52,182	52,162
Diluted	52,182	52,162

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

(3) Loss per share amounts are calculated independently for each component and may not add due to rounding.

SFN GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	(unaudited)
	June 27,	December 27,
Assets	2010	2009
Current Assets:
Cash and cash equivalents	$5,834	$8,034
Receivables, less allowance for doubtful accounts of $2,688 and $2,261, respectively	277,792	228,180
Deferred tax asset	11,269	10,236
Other current assets	10,096	11,430
Total current assets	304,991	257,880
Property and equipment, net of accumulated depreciation of $150,388 and $140,985 respectively	42,773	49,737
Deferred tax asset	136,461	135,695
Goodwill	31,073	810
Tradenames and other intangibles, net	65,010	57,427
Other assets	20,856	22,042
	$601,164	$523,591

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving line of credit	$42,217	$12,352
Accounts payable and other accrued expenses	71,251	57,403
Accrued salaries, wages and payroll taxes	66,053	46,381
Accrued insurance reserves	20,464	19,037
Accrued income tax payable	-	806
Other current liabilities	6,378	6,399
Total current liabilities	206,363	142,378
Long-term debt, net of current portion	2,974	1,246
Accrued insurance reserves	15,970	14,617
Deferred compensation	14,745	14,702
Other long-term liabilities	5,444	4,692
Total liabilities	245,496	177,635
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares; none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 14,342,833 and 15,896,160 shares, respectively	(99,007)	(113,421)
Additional paid-in capital	849,272	853,516
Accumulated deficit	(398,666)	(398,210)
Accumulated other comprehensive income	3,416	3,418
Total stockholders' equity	355,668	345,956
	$601,164	$523,591

SFN GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009
Adjusted earnings (loss) from continuing operations	$3,473	$631	$1,715	$(3,509)
Restructuring and other charges, net of tax benefit	(593)	(228)	(2,011)	(2,541)
Earnings (loss) from continuing operations	2,880	403	(296)	(6,050)
Loss from discontinued operations, net of tax	(160)	(116)	(160)	(399)
Net earnings (loss)	$2,720	$287	$(456)	$(6,449)

Per share-Diluted amounts (1) :
Adjusted earnings (loss) from continuing operations	$0.06	$0.01	$0.03	$(0.07)
Restructuring and other charges, net of tax benefit	(0.01)	-	(0.04)	(0.05)
Earnings (loss) from continuing operations	0.05	0.01	(0.01)	(0.12)
Loss from discontinued operations, net of tax	-	-	-	(0.01)
Net earnings (loss)	$0.05	$0.01	$(0.01)	$(0.12)
Weighted-average shares used in computation of earnings (loss) per share	54,833	53,528	52,182	52,162

(1) Earnings (loss) per share amounts are calculated independently for each component and may not add due to rounding.

RECONCILIATION OF ADJUSTED EBITDA TO EARNINGS (LOSS) FROM CONTINUING OPERATIONS

	Three Months Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2010	2009	2010	2009
Adjusted EBITDA from continuing operations	$14,722	$9,367	$19,274	$9,994
Interest income	27	37	58	90
Interest expense	(1,688)	(727)	(3,149)	(1,485)
Restructuring and other charges	(974)	(374)	(3,302)	(4,173)
Depreciation and amortization	(7,056)	(6,674)	(13,948)	(13,461)
Earnings (loss) from continuing operations before income taxes	5,031	1,629	(1,067)	(9,035)
Income tax (expense) benefit	(2,151)	(1,226)	771	2,985
Earnings (loss) from continuing operations	$2,880	$403	$(296)	$(6,050)
Adjusted EBITDA as a percentage of revenue	2.9%	2.3%	2.0%	1.2%

SFN GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)
	Three Months Ended			Six Months Ended
	June 27,	March 28,	June 28,	June 27,	June 28,
	2010	2010	2009	2010	2009
Revenues:
Professional Services	$250,087	$219,575	$182,881	$469,662	$376,461
Staffing Services	263,876	243,552	226,246	507,428	458,588
Segment revenue	$513,963	$463,127	$409,127	$977,090	$835,049
Gross profit:
Professional Services	$63,949	$49,947	$47,815	$113,896	$96,520
Staffing Services	41,443	34,313	35,335	75,756	69,731
Segment gross profit	$105,392	$84,260	$83,150	$189,652	$166,251
Segment SG&A:
Professional Services	$(55,318)	$(46,140)	$(40,219)	$(101,458)	$(86,389)
Staffing Services	(36,774)	(35,403)	(35,630)	(72,177)	(73,941)
Segment SG&A	$(92,092)	$(81,543)	$(75,849)	$(173,635)	$(160,330)
Segment operating profit (loss):
Professional Services	$8,631	$3,807	$7,596	$12,438	$10,131
Staffing Services	4,669	(1,090)	(295)	3,579	(4,210)
Segment operating profit (loss)	13,300	2,717	7,301	16,017	5,921
Unallocated corporate costs	(3,518)	(3,150)	(2,983)	(6,668)	(6,133)
Amortization of intangibles	(2,116)	(1,907)	(1,625)	(4,023)	(3,255)
Interest expense	(1,688)	(1,461)	(727)	(3,149)	(1,485)
Interest income	27	31	37	58	90
Restructuring and other charges	(974)	(2,328)	(374)	(3,302)	(4,173)
Earnings (loss) from continuing operations before income taxes	$5,031	$(6,098)	$1,629	$(1,067)	$(9,035)
MEMO:
Gross profit margin:
Professional Services	25.6%	22.7%	26.1%	24.3%	25.6%
Staffing Services	15.7%	14.1%	15.6%	14.9%	15.2%
Total SFN Group	20.5%	18.2%	20.3%	19.4%	19.9%
Segment SG&A:
Professional Services	22.1%	21.0%	22.0%	21.6%	22.9%
Staffing Services	13.9%	14.5%	15.7%	14.2%	16.1%
Total SFN Group	17.9%	17.6%	18.5%	17.8%	19.2%
Segment operating profit (loss):
Professional Services	3.5%	1.7%	4.2%	2.6%	2.7%
Staffing Services	1.8%	(0.4%)	(0.1%)	0.7%	(0.9%)
Total SFN Group	2.6%	0.6%	1.8%	1.6%	0.7%
Segment revenue per billing day:
Professional Services	$3,938	$3,458	$2,880	$3,698	$2,964
Staffing Services	$4,156	$3,835	$3,563	$3,995	$3,611
Total SFN Group (1)	$8,094	$7,293	$6,443	$7,694	$6,575
Supplemental Cash Flow and Other Information:
Operating cash flow	$(91)	$3,715	$26,474	$3,624	$38,396
Capital expenditures	$1,231	$510	$703	$1,741	$1,531
Depreciation and amortization	$7,056	$6,892	$6,674	$13,948	$13,461
DSO	50	50	51	50	51
Billing Days	63.5	63.5	63.5	127.0	127.0
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.

SFN GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)
	Three Months Ended			Six Months Ended
	June 27, 2010	March 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009
Professional Services
Revenues by Skill:
Information Technology	$126,972	$117,994	$112,254	$244,966	$229,378
Finance & Accounting	43,076	35,036	22,646	78,112	44,847
Administration	14,985	13,961	12,456	28,946	29,323
Other	65,054	52,584	35,525	117,638	72,913
Segment Revenues	$250,087	$219,575	$182,881	$469,662	$376,461
Revenues by Service:
Temporary Staffing	$190,464	$172,740	$151,654	$363,204	$312,454
Outsourcing & Other	53,584	42,395	26,518	95,979	54,187
Permanent Placement	6,039	4,440	4,709	10,479	9,820
Segment Revenues	$250,087	$219,575	$182,881	$469,662	$376,461
Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	23.9%	22.3%	24.3%	23.1%	23.7%
Outsourcing & Other	23.2%	16.4%	23.5%	20.2%	23.1%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	25.6%	22.7%	26.1%	24.3%	25.6%
Revenues per billing day by Skill: (1)
Information Technology	$2,000	$1,858	$1,768	$1,929	$1,806
Finance & Accounting	$678	$552	$357	$615	$353
Administration	$236	$220	$196	$228	$231
Other	$1,024	$828	$559	$926	$574
Revenues per billing day by Service: (1)
Temporary Staffing	$2,999	$2,720	$2,388	$2,860	$2,460
Outsourcing & Other	$844	$668	$418	$756	$427
Permanent Placement	$95	$70	$74	$83	$77
Staffing Services
Revenues by Skill:
Clerical	$141,808	$138,893	$139,590	$280,701	$288,956
Light Industrial	122,068	104,659	86,656	226,727	169,632
Segment Revenues	$263,876	$243,552	$226,246	$507,428	$458,588
Revenues by Service:
Temporary Staffing	$261,904	$241,694	$224,932	$503,598	$455,504
Permanent Placement	1,972	1,858	1,314	3,830	3,084
Segment Revenues	$263,876	$243,552	$226,246	$507,428	$458,588
Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing	15.1%	13.4%	15.1%	14.3%	14.6%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	15.7%	14.1%	15.6%	14.9%	15.2%
Revenues per billing day by Skill: (1)
Clerical	$2,233	$2,187	$2,198	$2,210	$2,275
Light Industrial	$1,922	$1,648	$1,365	$1,785	$1,336
Revenues per billing day by Service: (1)
Temporary Staffing	$4,124	$3,806	$3,542	$3,965	$3,587
Permanent Placement	$31	$29	$21	$30	$24
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.